UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 18, 2011
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                            Submission of Matters to a Vote of Security Holders

On October 18, 2011, Bovie Medical Corporation (the “Company”) held its annual meeting of stockholders.  The Company’s stockholders (a) elected each of the following nine directors to serve on the Company’s Board of Directors, (b) failed to approve the 2011 Share Incentive Plan and (c) ratified the appointment of Kingery & Crouse, P.A., as the Company’s independent auditors for the year ended December 31, 2011, by the following vote:

(a)   Election of Directors

Name of Director	For	Abstain
Andrew Makrides	5,624,157	1,400,084
J. Robert Saron	5,695,921	1,328,320
George Kromer	5,632,849	1,391,392
Michael Norman	6,167,970	856,271
August Lentricchia	6,167,870	856,371
Steven MacLaren	5,588,270	1,435,971
Michael Geraghty	6,169,970	854,271
Lawrence J. Waldman	6,162,470	861,771
Gregory Konesky	5,681,999	1,342,242

(b)	2011 Share Incentive Plan.1

For	Against	Abstain
6,025,952	980,565	17,724

(c)	Ratification of Kingery & Crouse, P.A. as the Company’s independent auditors for the year ended December 31, 1011.

For	Against	Abstain
13,863,980	840,378	403,516

1 The approval of the 2011 Share Incentive Plan failed due to the number of votes cast “for” did not constitute a majority of the votes present and entitled to vote at the annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
President and Chairman of the Board